UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2020

Change Healthcare Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38961	82-2152098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Church Street, Suite 1400

Nashville, Tennessee 37219

(Address of Principal Executive Offices) (Zip Code)

(615) 932-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHNG	The Nasdaq Stock Market LLC

6.00% Tangible Equity Units	CHNGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2020, Roderick O’Reilly, Executive Vice-President and President, Software and Analytics of Change Healthcare Inc., accepted the terms of an offer letter (the “Offer Letter”) summarizing the terms of his employment and compensation in connection with his transfer of employment from the United States to Canada, effective on or after December 31, 2020. Mr. O’Reilly has voluntarily returned to Canada for personal reasons related to the COVID-19 pandemic, and all Canadian employees are statutorily required to be covered by an employment agreement.

Pursuant to the Offer Letter, Mr. O’Reilly’s base salary will be $672,746 CAD (which is the equivalent of his current US base salary in Canadian dollars), and he will continue to be eligible for an annual cash incentive bonus with a target amount of 85% of his annual base salary.

No new equity has been granted as part of the transition, but Mr. O’Reilly remains eligible for future equity grants.

The foregoing description of Mr. O’Reilly’s compensation arrangement does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as an attachment to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Roderick O’Reilly Offer Letter, dated December 22, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE INC.

By:	/s/ Loretta A. Cecil
Name: Loretta A. Cecil
Title: Executive Vice President, General Counsel

Date: December 28, 2020